UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

(888) 776-6804

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	NYSE American
Warrants, exercisable for one share of Common Stock	NSPR.WS	NYSE American
Series B Warrants, exercisable for one share of Common Stock	NSPR.WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

InspireMD, Inc. (the “Company”) announced today that its special meeting of stockholders (the “Special Meeting”) scheduled for and convened on March 17, 2021 has been adjourned to April 14, 2021, at 11:30 a.m., local time. The adjourned meeting will be held at the offices of Meitar | Law Offices, located at 16 Abba Hillel Road, 10th floor, Ramat Gan 5250608, Israel. A quorum was present for the authorization of the meeting of March 17, 2021, as there were present, in person or by proxy, a majority of all issued and outstanding shares of the Company’s common stock entitled to vote at the Special Meeting.

As of March 17, 2021, the stockholders entitled to vote at the Special Meeting had voted to approve the proposal to adjourn the Special Meeting (Proposal 2) for the purpose of continuing to solicit votes in favor of the proposals contained in the Company’s proxy statement filed with the Securities and Exchange Commission on February 11, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: March 17, 2021	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer